UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 16, 2022

BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6060 American Plaza, Suite 600
Tulsa, Oklahoma 74135
(Address of principal executive offices and zip code)

(918) 237-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	BKEP	The Nasdaq Global Market
Series A Preferred Units	BKEPP	The Nasdaq Global Market

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 21, 2022, by and among Ergon Asphalt & Emulsions, Inc., a Mississippi corporation (“Parent”), Merle, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”) and Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company and the general partner of the Partnership (the “General Partner”). On August 17, 2022, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Partnership, with the Partnership surviving as a wholly owned subsidiary of Parent (the “Merger”).

Item 1.02. Termination of a Material Definitive Agreement.

On May 26, 2021, the Partnership entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”), with Truist Bank, as administrative agent, and the several lenders from time to time party thereto. On August 17, 2022, in connection with the closing of the Merger, all outstanding amounts owed under the Credit Agreement were repaid and the parties thereto terminated the Credit Agreement. The Partnership did not incur any costs or penalties with respect to the termination of the Credit Agreement.

For more information regarding the terms and conditions of the Credit Agreement, please see the Partnership’s Current Report on Form 8-K filed with the SEC on May 27, 2021, which information is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

On August 17, 2022, pursuant to the terms of the previously disclosed Merger Agreement, Merger Sub merged with and into the Partnership, with the Partnership surviving as a wholly owned subsidiary of Parent (the “Surviving Entity”). Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, (i) each issued and outstanding common unit representing a limited partner interest in the Partnership (each, a “Common Unit”) other than Common Units owned by Parent, the Partnership and their subsidiaries (each, a “Public Common Unit”) converted into the right to receive $4.65 in cash without any interest (the “Common Unit Merger Consideration”), and (ii) each issued and outstanding Series A Preferred Unit representing a limited partner interest in the Partnership (each, a “Public Preferred Unit”) converted into the right to receive $8.75 in cash without any interest (the “Preferred Unit Merger Consideration” and, together with the Common Unit Merger Consideration, the “Merger Consideration”). Immediately prior to the effective time of the Merger, all restricted units and phantom units outstanding immediately prior to the effective time fully vested, and each holder of such units received an amount equal to the Merger Consideration with respect to each such unit that vested pursuant to the terms of the Merger Agreement. The General Partner continues to own (i) the non-economic general partner interest in the Partnership and (ii) the incentive distribution rights in the Partnership, and the General Partner continues as the sole general partner of the Surviving Entity.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 22, 2022, which agreement is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated into this Item 3.01 by reference.

In connection with the closing of the Merger, the Partnership notified the Nasdaq Global Market (the “NASDAQ”) on August 17, 2022 that (i) the Merger had been consummated and (ii) requested that NASDAQ (a) suspend trading of the Common Units and the Preferred Units prior to market open on August 18, 2022, (b) withdraw the Common Units and the Preferred Units from listing on NASDAQ and (c) file with the SEC a Form 25 notification of Removal from Listing and/or Registration to delist and deregister the Common Units and the Preferred Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Partnership intends to file a certification on Form 15 under the Exchange Act with the SEC requesting the deregistration of the Common and the Preferred Units under Section 12(g) of the Exchange Act and the suspension of the Partnership’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent applicable, the information included under Item 2.01 above is incorporated into this Item 3.03 by reference.

On August 17, 2022, pursuant to the Merger Agreement and subject to the terms and conditions thereof, the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan was terminated and all restricted units and phantom units outstanding immediately prior to the effective time of the Merger fully vested, and each holder of such units received an amount equal to the Merger Consideration with respect to each such unit that vested.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 above is incorporated into this Item 5.02 by reference.

In connection with the consummation of the Merger, as of the effective time, Duke R. Ligon, Steven M. Bradshaw and John A. Shapiro stepped down from their respective roles as members of the Board of Directors of the General Partner (the “GP Board”). The decision of each of Duke R. Ligon, Steven M. Bradshaw and John A. Shapiro to step down as a member of the GP Board was not the result of any disagreement with the General Partner or the Partnership on any matter relating to the operations, policies or practices of the General Partner or the Partnership.

In connection with the consummation of the Merger, as of the effective time, D. Andrew Woodward ceased to serve as the Chief Executive Officer, Jeffery Speer ceased to serve as the Chief Operating Officer, Matthew Lewis ceased to serve as the Chief Financial Officer, Joel Kanvik ceased to serve as the Chief Legal Officer and Michael McLanahan ceased to serve as the Chief Accounting Officer. The GP Board is appreciative of the service of the foregoing individuals to the General Partner and the Partnership, and their departure is not the result of any disagreement on any matter, including in relation to the General Partner or the Partnership.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The completion of the Merger was subject to, among other things, approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by (i) the affirmative vote of holders of a majority of the issued and outstanding Common Units and Preferred Units (voting on an “as if” converted to Common Unit basis), voting as a single class based on one vote per Unit, and (ii) the affirmative vote of holders of a majority of the issued and outstanding Preferred Units, voting separately as a class based on one vote per Preferred Unit (clauses (a) and (b), collectively, the “Partnership Unitholder Approval”).

As previously announced, concurrently with the execution of the Merger Agreement, Parent, as the record and beneficial owner of 2,745,837 Common Units and 20,801,757 Preferred Units (together, the “Covered Units”), entered into a Support Agreement with the Partnership (the “Support Agreement”), pursuant to which Parent agreed to vote the Covered Units it beneficially owns in favor of the Merger Agreement and the transactions contemplated thereby, including the Merger. As of the close of business on the record date, Parent owned approximately 6.6% of the outstanding Common Units and 60.5% of the outstanding Preferred Units, and approximately 30.9% of the outstanding Common Units and Preferred Units (on an “as if” converted to Common Unit basis). The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreement, a copy of which was filed as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on April 22, 2022, which agreement is incorporated herein by reference.

On August 16, 2022, the Partnership held a Special Meeting of Unitholders (the “Special Meeting”). Of the 41,903,015 Common Units and 34,406,683 Preferred Units outstanding as of June 27, 2022, the record date for the Special Meeting, 27,794,940 Common Units and 27,261,157 Preferred Units were represented at the Special Meeting (in person or by proxy), constituting 72.1% of the outstanding Common Units and Preferred Units, voting as a single class based on one vote per Unit, and 79.2% of the outstanding Preferred Units, voting separately as a class based on one vote per Preferred Unit, which represented a quorum of unitholders to conduct business at the Special Meeting.

At the Special Meeting, the Partnership Unitholder Approval was obtained, and holders of the Common Units and the Preferred Units approved the Merger Agreement and the transactions contemplated thereby, including the Merger.

The following are the final voting results on the proposals considered and voted upon at the Special Meeting certified by the Inspector of Election, all of which are described in the Partnership’s definitive proxy statement filed with the Securities and Exchange Commission on July 8, 2022.

(1) Approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by holders of a majority of the issued and outstanding Common Units and Preferred Units (voting on an “as if” converted to Common Unit basis), voting as a single class based on one vote per Unit.

For	Against	Abstentions
53,283,832	1,279,150	493,115

(2) Approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, by holders of a majority of the issued and outstanding Preferred Units, voting separately as a class based on one vote per Preferred Unit.

For	Against	Abstentions
27,018,049	227,993	15,115

(3) Approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement and the Merger, at the time of the Special Meeting, by holders of the issued and outstanding Common Units and Preferred Units (voting on an “as if” converted to Common Unit basis), voting as a single class based on one vote per Unit.

For	Against	Abstentions	Broker Non-Votes
53,227,938	1,288,657	539,471	31

No other business properly came before the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

2.1*	Agreement and Plan of Merger, dated April 21, 2022, by and among Ergon Asphalt & Emulsions, Inc., Merle, LLC, Blueknight Energy Partners G.P., L.L.C. and Blueknight Energy Partners, L.P. (incorporated by reference to Exhibit 2.1 to Form 8-K filed on April 22, 2022).

10.1	Support Agreement, dated April 21, 2022, by and between Blueknight Energy Partners, L.P. and Ergon Asphalt & Emulsions, Inc. (incorporated by reference to Exhibit 10.1 to Form 8-K filed on April 22, 2022).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. The registrant agrees to furnish a copy of any omitted schedules to the SEC upon request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: August 17, 2022	By:	/s/ Matthew R. Lewis
Matthew R. Lewis
Chief Financial Officer